Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces Third Quarter Fiscal Year 2013 Results

Record Revenues Continue

Carlsbad, Calif. – February 6, 2013 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the third quarter of fiscal year 2013. The fiscal third quarter results included new contract awards of $265.7 million and another record revenues quarter of $286.4 million. Operating performance grew quarter over quarter reflecting Adjusted EBITDA of $48.4 million and net income attributable to ViaSat common stockholders of $0.04 per share on a non-GAAP diluted basis. On a diluted GAAP basis, ViaSat reported a net loss attributable to ViaSat common stockholders of $0.47 per share, which, as discussed below, reflects a one-time debt extinguishment expense of $26.5 million or $0.36 per share on a net of tax basis.

Results for the past nine months include new contract awards of over $1.1 billion and revenues totaling $811.0 million. On a year-to-date basis, ViaSat reported Adjusted EBITDA of $122.5 million and a net loss attributable to ViaSat common stockholders of $0.18 per share on a non-GAAP diluted basis, or $0.99 per share on a diluted GAAP basis inclusive of the debt extinguishment expense.

“Our fiscal third quarter delivered strong growth in key metrics for all our business segments. We gained more momentum in our Exede® satellite broadband service, growing net adds over 50% sequentially to almost 38,000 for the quarter, while yielding continued sequential growth in Adjusted EBITDA,” said Mark Dankberg, chairman and CEO of ViaSat. “Our Government Systems segment posted record revenues and over 70% Adjusted EBITDA growth, along with solid orders. Our Commercial Networks segment revenues are up over 25%, driven by Ka-band network systems. We are very pleased with these results that reflect the strong backlog and competitive positions that we are continuing to build throughout the company.”

Financial Results1

(In millions, except per share data)	Q3 FY13	Q3 FY12	First 9 Mos. FY13	First 9 Mos. FY12
Revenues	$286.4	$205.0	$811.0	$623.1
Adjusted EBITDA[2]	$48.4	$36.9	$122.5	$112.1
Net (loss) income[3]	($20.8)	$5.1	($43.1)	$14.9
Diluted per share net (loss) income [3]	($0.47)	$0.12	($0.99)	$0.34
Non-GAAP net income (loss) [3,4]	$1.8	$11.6	($7.9)	$32.7
Non-GAAP diluted per share net income (loss) [3,4]	$0.04	$0.26	($0.18)	$0.74
Fully diluted weighted average shares [5]	44.2	44.3	43.7	44.0

New contract awards	$265.7	$211.9	$1,146.3	$711.2
Sales backlog[6]	$939.0	$575.3	$939.0	$575.3

1 ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2013 end on June 29, 2012, September 28, 2012, December 28, 2012, and March 29, 2013.

2 Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense, acquisition related expenses and loss on extinguishment of debt. A reconciliation of specific adjustments to GAAP results for these periods is included in the tables below.

3 Attributable to ViaSat Inc. common stockholders.

4 All non-GAAP net income (loss) numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, non-cash stock-based compensation expenses and loss on extinguishment of debt, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the tables below.

5 As the third quarter and first nine months of fiscal year 2013 financial information results in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.

6 Amounts include certain backlog adjustments due to contract changes and amendments.

Segment Results

(In millions)	Q3 FY13	Q3 FY12	First 9 Mos. FY13	First 9 Mos. FY12
Satellite Services
New contract awards	$71.4	$55.7	$212.5	$167.5
Revenues	$71.8	$55.7	$198.4	$167.9
Adjusted EBITDA	$11.0	$17.3	$24.1	$54.8

Commercial Networks
New contract awards	$45.8	$41.9	$417.7	$207.7
Revenues	$68.7	$54.4	$231.3	$170.7
Adjusted EBITDA	$2.4	($0.1)	$10.9	$3.2

Government Systems
New contract awards	$148.5	$114.3	$516.1	$336.0
Revenues	$146.0	$94.9	$381.3	$284.4
Adjusted EBITDA	$35.1	$19.8	$87.7	$54.0

Satellite Services

Our Satellite Service segment revenues increased 28.9% for the quarter and 18.1% year-to-date as our total subscriber base expanded to 467,000. We completed approximately 77,500 installations during the quarter, which delivered 62,000 gross adds to the network, primarily through retail channels. ARPU increased to $49.07 for the third quarter. Adjusted EBITDA declined for the quarter and year-to-date compared to last year primarily due to the fixed costs of the ViaSat-1 network expansion and higher subscriber acquisition costs relative to the incremental subscriber margin gains. However, quarter over quarter Adjusted EBITDA improved for the second consecutive quarter.

•	Our third quarter consumer Internet service reported other key metrics as follows:

¡ Ending subscribers: 467,000 (46.4% on ViaSat-1)

¡ Migrations from WildBlue® to Exede service: 15,600 (77,500 installs, less 62,000 gross adds)

¡ Average monthly churn: 1.9%

Commercial Networks

Our Commercial Networks segment third quarter revenues of $68.7 million grew by 26.1% compared to last year, driving Adjusted EBITDA up to $2.4 million versus the $0.1 million Adjusted EBITDA loss reported in our fiscal 2012 third quarter results. Year-to-date revenues and Adjusted EBITDA also grew compared to last year, reflecting the continued success we have experienced in the global Ka-band satellite networking market. In the third quarter, we received another $19.9 million in awards for SurfBeam® 2 Ka-band terminals and recently reached a significant milestone as we shipped our 500,000th SurfBeam 2 consumer terminal.

Government Systems

Our Government Systems segment reported another quarter of record revenues and Adjusted EBITDA improving year over year by 53.9% and 77.4%, respectively. On a year-to-date basis, our government segment has experienced nearly $100 million in revenue growth driving Adjusted EBITDA up 62.5% compared to the same period last year. These results have been driven by growth in our government mobile broadband, command and control, and tactical satellite networks products and services. In December 2012, we received a $52 million contract renewal to continue providing broadband airborne satcom services for a U.S. government customer and were selected by the U.S. Marine Corps Systems Command to engineer our advanced information security into common, off-the-shelf mobile devices, such as smartphones and tablets.

Other Selected Fiscal Third Quarter Business Highlights

•	Named by Popular Science as a Best of What’s New Award winner for 2012 for the ViaSat-1 high-capacity satellite system and Exede Internet service for the home.

•	Ranked number 25 on the Defense Systems “Super 75,” which recognizes the most successful and agile 75 companies supplying products and systems in the net-centric battlespace.

•	CEO Mark Dankberg named Visionary Executive of the Year at the first annual Satellite Markets and Research Vision Awards in New York City.

•

Completed field testing of the Exede Newsgathering service, including the first high-capacity Ka-band Satellite Newsgathering (SNG) vehicle built in the U.S., with ABC TV stations in Chicago and Houston.

•

Awarded a $13 million delivery order for Multifunctional Information Distribution System-Low Volume Terminals (MIDS-LVTs) from the Space and Naval Warfare Systems Command (SPAWAR), San Diego, augmenting the original $34 million Lot 13 order.

•	Shipped our 500th VR-12 Ku-band airborne satellite antenna, which has been the workhorse for hundreds of military and general aviation customers.

•

Issued an additional $300 million in aggregate principal amount of our 6.875% Senior Notes due 2020. The net proceeds from the notes offering were used primarily to repurchase our outstanding 8.875% Senior Notes due 2016. Upon completion of the refinancing transaction in the third quarter, the company recorded a one-time debt extinguishment expense of $26.5 million related to the early repayment of the old notes, and simultaneously lowered its annual effective interest expense by approximately $5 million per year over the eight-year term of the new notes.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to strong backlog, competitive positions and continued growth of the company. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat Inc. will host a conference call to discuss the fiscal year 2013 third quarter results at 5:00 p.m. Eastern Time on Wednesday, February 6, 2013. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Wednesday, February 6 until midnight on Thursday, February 7 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 93800126. You can also access our conference call webcast and other material financial information discussed on our conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprise, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 1,750 mobile platforms, including Yonder® Ku-band mobile service; satellite broadband networking systems; and network-centric military communication systems and cybersecurity products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat employs over 2,600 people in a number of locations worldwide for customer service, network operations, and technology development.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

WildBlue, Exede, Yonder, and SurfBeam are registered trademarks and service marks of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011

Revenues:
Product revenues	$164,694	$121,862	$480,898	$391,019
Service revenues	121,748	83,102	330,129	232,070

Total revenues	286,442	204,964	811,027	623,089

Operating expenses:
Cost of product revenues	119,250	89,463	349,720	289,657
Cost of service revenues	92,145	57,318	266,096	160,838
Selling, general and administrative	62,209	45,640	172,789	131,752
Independent research and development	7,612	5,999	23,739	18,502
Amortization of acquired intangible assets	3,960	4,752	12,065	14,291

Income (Loss) from operations	1,266	1,792	(13,382)	8,049
Interest expense, net	(10,634)	(311)	(33,628)	(483)
Loss on extinguishment of debt	(26,501)	—	(26,501)	—

(Loss) income before income taxes	(35,869)	1,481	(73,511)	7,566
Benefit from income taxes	(15,255)	(3,637)	(30,607)	(7,315)

Net (loss) income	(20,614)	5,118	(42,904)	14,881
Less: Net income (loss) attributable to the noncontrolling interest, net of tax	162	(22)	199	7

Net (loss) income attributable to ViaSat Inc.	$(20,776)	$5,140	$(43,103)	$14,874

Diluted net (loss) income per share attributable to ViaSat Inc. common stockholders	$(0.47)	$0.12	$(0.99)	$0.34

Diluted common equivalent shares	44,189	44,333	43,662	44,015

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Nine months ended
	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011

GAAP net (loss) income attributable to ViaSat Inc.	$(20,776)	$5,140	$(43,103)	$14,874
Amortization of acquired intangible assets	3,960	4,752	12,065	14,291
Stock-based compensation expense	6,986	5,799	19,410	14,778
Loss on extinguishment of debt	26,501	—	26,501	—
Income tax effect	(14,829)	(4,085)	(22,729)	(11,245)

Non-GAAP net income (loss) attributable to ViaSat Inc.	$1,842	$11,606	$(7,856)	$32,698

Non-GAAP diluted net income (loss) per share attributable to ViaSat Inc. common stockholders	$0.04	$0.26	$(0.18)	$0.74

Diluted common equivalent shares	44,189	44,333	43,662	44,015

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Nine months ended
	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011

GAAP net (loss) income attributable to ViaSat Inc.	$(20,776)	$5,140	$(43,103)	$14,874
Benefit from income taxes	(15,255)	(3,637)	(30,607)	(7,315)
Interest expense, net	10,634	311	33,628	483
Depreciation and amortization	40,324	29,331	116,717	89,238
Stock-based compensation expense	6,986	5,799	19,410	14,778
Loss on extinguishment of debt	26,501	—	26,501	—

Adjusted EBITDA	$48,414	$36,944	$122,546	$112,058

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended December 28, 2012				Three months ended December 30, 2011
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(18,356)	$(3,399)	$26,981	$5,226	$(1,359)	$(5,159)	$13,062	$6,544
Depreciation *	27,009	2,451	5,178	34,638	17,341	2,345	4,076	23,762
Stock-based compensation expense	1,460	2,653	2,873	6,986	1,042	2,111	2,646	5,799
Other amortization	934	740	55	1,729	251	568	—	819

Adjusted EBITDA before other	$11,047	$2,445	$35,087	48,579	$17,275	$(135)	$19,784	36,924

Other				(165)				20

Adjusted EBITDA				$48,414				$36,944

	Nine months ended December 28, 2012				Nine months ended December 30, 2011
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(60,245)	$(7,304)	$66,232	$(1,317)	$(1,165)	$(11,270)	$34,775	$22,340
Depreciation *	77,607	8,076	13,314	98,997	52,145	7,358	12,259	71,762
Stock-based compensation expense	4,093	7,265	8,052	19,410	2,989	4,820	6,969	14,778
Other amortization	2,662	2,815	143	5,620	855	2,331	—	3,186

Adjusted EBITDA before other	$24,117	$10,852	$87,741	122,710	$54,824	$3,239	$54,003	112,066

Other				(164)				(8)

Adjusted EBITDA				$122,546				$112,058

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on sales, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

Assets	As of December 28, 2012	As of March 30, 2012

Current assets:
Cash and cash equivalents	$112,667	$172,583
Accounts receivable, net	237,551	211,690
Inventories	126,437	127,646
Deferred income taxes	20,214	20,316
Prepaid expenses and other current assets	36,663	30,917

Total current assets	533,532	563,152

Property, equipment and satellites, net	895,535	880,704
Other acquired intangible assets, net	51,069	63,041
Goodwill	83,561	83,461
Other assets	185,238	136,795

Total assets	$1,748,935	$1,727,153

Liabilities and Equity	As of December 28, 2012	As of March 30, 2012

Current liabilities:
Accounts payable	$76,930	$75,040
Accrued liabilities	139,547	159,762
Current portion of other long-term debt	1,027	1,240

Total current liabilities	217,504	236,042
Senior Notes, net	585,265	547,791
Other long-term debt	62	774
Other liabilities	58,039	50,353

Total liabilities	860,870	834,960

Total ViaSat Inc. stockholders’ equity	883,599	887,975
Noncontrolling interest in subsidiary	4,466	4,218

Total equity	888,065	892,193

Total liabilities and equity	$1,748,935	$1,727,153